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                                   EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 16, 2001, except for Note 6 D as to which the date is March 23, 2001, accompanying the consolidated financial statements included in the Annual Report of Refac and Subsidiaries on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement (Form S-8 No. 333-76085) pertaining to the Stock Option and Incentive Plans of Refac and Subsidiaries.



GRANT THORNTON LLP



New York, New York
March 26, 2001